UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): October 14, 2003

                           Jacksonville Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

     Delaware                        00049792                  33-1002258
----------------------------      ----------------          -------------------
(State or other jurisdiction      (SEC File Number)          (I.R.S. Employer
   of incorporation)                                        Identification No.)

              1211 West Morton Avenue, Jacksonville, Illinois 62650
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (217) 245-4111


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                          CURRENT REPORT ON FORM 8-K

Item 1.      Changes in Control of Registrant

             Not Applicable

Item 2.      Acquisition or Disposition of Assets

             Not applicable.

Item 3.      Bankruptcy or Receivership

             Not applicable.

Item 4.      Changes in Registrant's Certifying Accountant

             Not applicable.

Item 5.      Other Events

             Not applicable.

Item 6.      Resignations of Registrant's Directors

             Not Applicable.

Item 7.      Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.

(b)               No pro forma financial information is required.

(c) Attached as an exhibit is Jacksonville Bancorp, Inc.'s (the "Company") news release announcing its September 30, 2003 earnings.

Item 8.      Change in Fiscal Year


Item 9.      Regulation FD Disclosure

             Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Wiaver of a Provision of the Code of Ethics

             Not applicable.

Item 11.     Temporary Suspension of Trading Under Registrant's Employee
             Benefit Plans

             Not applicable.

Item 12.     Results of Operations and Financial Conditions

             The Company announced its September 30, 2003 financial results by release. The press release is included as an exhibit.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           Jacksonville Bancorp, Inc.


DATE:  October 14, 2003                 By: /s/ Richard A. Foss
                                           -----------------------------
                                           Richard A. Foss
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

99.1 News release dated October 14, 2003 announcing September 30, 2003 earnings.

                                                                   Exhibit 99.1



                              For Immediate Release
October 14, 2003

Jacksonville, Illinois

Contact: Richard A. Foss            Diana S. Tone
                  President and CEO         Chief Financial Officer
                  (217)245-4111             (217)245-4111

             JACKSONVILLE BANCORP, INC. ANNOUNCES QUARTERLY EARNINGS

Jacksonville Bancorp, Inc. (NASDAQ Small Cap - JXSB) reported net income for the three months ended September 30, 2003, of $142,000, or $0.07 per share of common stock, basic and diluted, compared to a net loss of $(208,000), or $(0.11) per share of common stock, basic and diluted, for the three months ended September 30, 2002. The Company reported net income of $719,000, or $0.37 per share, basic, and $0.36 per share, diluted, for the nine months ended September 30, 2003, compared to net income of $471,000, or $0.25 per share, basic, and $0.24 per share, diluted, for the nine months ended September 30, 2002.

Net income increased $350,000 during the three months ended September 30, 2003 as compared to the same period in 2002. The increase is primarily due to a decrease of $1.0 million in provision for loan losses during the third quarter of 2003 compared to the prior year quarter. The decrease in provision expense was partially offset by decreases of $280,000 in net interest income and $97,000 in other income, and increases of $53,000 in other expenses and $221,000 in income taxes.

The decrease in net interest income during the third quarter of 2003 compared to the same period of 2002 reflects a decrease of $671,000 in interest income partially offset by a $391,000 decrease in interest expense. The average balance of the loan portfolio declined to $136.6 million during the third quarter of 2003 from $153.1 million during the third quarter of 2002, reflecting the Company's decision to sell loans in the secondary market. Interest expense decreased, notwithstanding an increase of $13.0 million in average deposits in the third quarter of 2003 from 2002, due to lower interest rates. The decrease in other income is primarily due to a decrease in gains on securities sales of $167,000 partially offset by a $90,000 increase in trust fees due to additional trust work performed during the third quarter. The increase in other expenses is mainly comprised of higher expenses of $64,000 in salaries and benefits, $25,000 in occupancy expense, and $16,000 in data processing expense, partially offset by a $70,000 decrease in expenses related to real estate owned.

Net income increased $248,000 during the nine months ended September 30, 2003 compared to the same period of 2002, due to an increase in other income of $1.2 million partially offset by a decrease in net interest income of $447,000 and increases of $150,000 in provision for loan losses, $156,000 in other expenses, and $184,000 in income taxes. The increase in other income is primarily due to $451,000 in higher gains on loan sales and a $562,500 settlement received from the Company's insurance carrier relating to the loan defalcation identified in 2001. The decrease in net interest income is due to a decline of $1.7 million in interest income, which was partially offset by a $1.2 million decrease in interest expense. Other expenses increased $156,000 mostly due to increases of $121,000 in salaries and benefits, $78,000 in occupancy expense, and $49,000 in data processing expense, offset by a $101,000 decrease in expenses related to real estate owned. Increased provisions were made during the first six months of 2003 to maintain the allowance for loan losses at a level deemed adequate following management's evaluation of potential problem credits and consideration of recent increases in loan delinquencies and charge-offs, as well as the current economic downturn in the Company's market area, which has resulted in a larger volume of bankruptcies and foreclosures.

Total assets at September 30, 2003, increased to $266.7 million from $252.5 million at December 31, 2002. Total deposits at September 30, 2003 were $233.1 million, compared to $225.3 million at December 31, 2002. Total equity at September 30, 2003 and December 31, 2002, was $19.9 million and $20.3 million, respectively. At September 30, 2003, the Bank exceeded its applicable regulatory capital requirements with Tier 1 leverage, Tier 1 risk-based capital, and total risk-based capital ratios of 6.6%, 11.5%, and 12.8%, respectively.

Jacksonville Bancorp, Inc. is a federally chartered stock holding company incorporated on May 3, 2002. The Company is headquartered at 1211 West Morton Avenue, Jacksonville, Illinois. The Company's operations are limited to the sole ownership of Jacksonville Savings Bank, an Illinois chartered savings bank, which operates six branch offices located in Morgan, Macoupin, and Montgomery counties in Illinois. All information at and for the period ended September 30, 2003, has been derived from unaudited financial information.

This news release contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and experiences of the Company, are generally identified by use of the words "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposits flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


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